UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	December 4, 2007

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Bylaws Providing for Majority Voting in Uncontested

Elections of Directors and Related Matters

Under the California General Corporation Law (“CGCL”) to which Sempra Energy is subject, until this year all elections of directors were required to be conducted by plurality voting. However, effective this year the CGCL was amended to permit exchange listed corporations such as Sempra Energy that have eliminated cumulative voting to amend their Articles of Incorporation or bylaws to provide for majority voting for directors in uncontested elections.  The CGCL continues to require plurality voting in all contested elections.

On December 4, 2007, our Board of Directors amended Sempra Energy’s bylaws to provide for majority voting in uncontested elections of directors.  The bylaw became effective immediately upon its adoption.

Under the CGCL and our majority voting bylaw, to be elected in an uncontested election of our directors a director candidate must be “approved by shareholders.” This means that the candidate must receive the affirmative vote of a majority of the shares represented and voting at a meeting of shareholders and the affirmative vote must also constitute a majority of the quorum required for the meeting. If an incumbent director who is standing for election in an uncontested election fails to receive the approval required to be re-elected, the director’s term of office will end upon the earlier of 90 days after the certification of the election results or the selection by our board of a person to fill the seat held by the director.

An uncontested election of directors is one in which the number of director candidates does not exceed the number of directors to be elected.  Whether an election is contested or uncontested is determined in the case of an annual meeting of our shareholders at the expiration of the time fixed under our bylaws requiring advance notification of director candidates.  In the case of a special meeting of our shareholders, it is determined at the date notice is given of the meeting or a time fixed by the board that is not more than 14 days before that notice is given.

In contested elections, our directors will continue to be elected by plurality voting as required by the CGCL. This means that the director candidates receiving the highest number of affirmative votes (up to the number of directors to be elected) will be elected. Votes against and votes withheld from a director candidate will have no legal effect.

Also on December 4, 2007, our Board of Directors adopted an amendment to Sempra Energy’s bylaws to shorten the period by which we must receive notice from shareholders of any business, including director nominations, that they wish to present for consideration at our annual meetings of shareholders. The amendment shortened the notice period from not less than 60 nor more than 120 days in advance of the date corresponding to the date of our annual meeting in the prior year to not less than 90 nor more than 120 days in advance of that corresponding date.  However, the amendment will not become effective until the conclusion of our 2008 Annual Meeting of Shareholders and the advance notice bylaw does not apply to shareholder proposals pursuant to the Securities and Exchange Commission’s Shareholder Proposal Rule.

Also on December 4, 2007 and in connection with the proposed amendments to Sempra Energy’s Articles of Incorporation to eliminate shareholder supermajority voting that are described below, our Board of Directors adopted a related conforming amendment to Sempra Energy’s bylaws that will become effective concurrently with the effectiveness of the amendments to the articles.  It provides that the precise number of directors within the range authorized by the bylaws will be fixed by approval of the board or the shareholders rather than in the manner currently specified in the articles.

These amendments to Sempra Energy’s bylaws are set forth as Exhibit 3(ii) to this Current Report.

Proposed Amendments to Articles of Incorporation To Eliminate

 Shareholder Supermajority Voting

Our Board of Directors has approved amendments to Sempra Energy’s Articles of Incorporation that, if approved by the requisite vote of shareholders, will eliminate provisions of the articles requiring a “supermajority” vote for certain shareholder approvals.

Sempra Energy’s Articles of Incorporation currently require a “supermajority” vote for shareholder approval of certain matters.  They require the favorable vote of the holders of two-thirds of the outstanding shares for shareholders to adopt bylaws, to fix the exact number of directors within the range authorized in our bylaws, and to approve amendments to various provisions of our articles.  Requisite shareholder approval of the proposed amendments would eliminate these shareholder supermajority voting provisions from the articles.

 Upon the elimination of these shareholder supermajority voting provisions, the shareholder approvals that will be required for matters previously requiring a supermajority shareholder vote will be the minimum shareholder approvals required by the California General Corporation Law (“CGCL”) to which Sempra Energy is subject.  For shareholder adoption of bylaws and approval of amendments to articles, the CGCL statutory minimum generally is approval by the holders of a majority of the outstanding shares.  For the fixing by shareholders of the exact number of directors within the range specified by our bylaws, the CGCL statutory minimum is approval by a majority of the shares represented and voting at a duly held meeting of shareholders with the approving majority also constituting a majority of the quorum required for the meeting.

 The CGCL provides that our Board of Directors is also generally permitted without shareholder approval to adopt bylaws (other than a bylaw changing the range of the authorized number of directors which requires approval by the holders of a majority of the outstanding shares) and to fix the exact number of directors within the range authorized by the bylaws.  The CGCL also generally requires that amendments to our articles be approved both by both the board and a majority of the outstanding shares.

Our Board of Directors will submit the amendments to eliminate shareholder supermajority voting for shareholder approval, together with the board’s recommendation that shareholders approve the amendments, at Sempra Energy’s 2008 Annual Meeting of Shareholders.  Shareholder approval of the amendments will require the favorable vote of the holders of not less than two-thirds of the outstanding shares.  If so approved by shareholders, the amendments will thereafter become effective upon the filing of an appropriate Certificate of Amendment with the California Secretary of State.

Sempra Energy’s Articles of Incorporation as they would be amended and restated by the proposed amendments are set forth as Exhibit 3(i) to this Current Report.

Item 9.01.   Financial Statements and Exhibits

(d)

Exhibits

3(i)       Proposed Amended and Restated Articles of Incorporation of

 Sempra Energy

3(ii)      Amendments to bylaws of Sempra Energy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: December 5, 2007	By: /S/ Joseph A. Householder
Joseph A. Householder Sr. Vice President and Controller